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                                                                   EXHIBIT 10.11

                        RELEASE AND SETTLEMENT AGREEMENT


THIS AGREEMENT made as of the 4th day of June, 1999.

BETWEEN:

                  SMARTIRE SYSTEMS INC., a company duly incorporated pursuant to the laws of the Province of British Columbia, having an office at 150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1

                  (the "Company")

                                                               OF THE FIRST PART

AND:

                  JOSEPH MERBACK, businessman, of 27725 Winding Way, Malibu, California, 90265

                  ("Merback")



WHEREAS:

A. Merback is a director and an employee of the Company and Smartire USA Inc. and has rendered certain management services (the "Services") to the Company and its subsidiaries pursuant to a Management Agreement, dated February 1, 1998, as amended (the "Management Agreement"), and has accordingly acquired and is in possession of certain confidential information (the "Confidential Information") regarding the Company, its subsidiaries and their respective businesses;

B. Merback has agreed to resign as a director and an employee of the Company and of Smartire USA Inc. and to release the Company and its subsidiaries from all claims and issues that he now may have or which may arise against the Company and/or its subsidiaries in connection with the Services and the positions held by him with the Company and its subsidiaries, in consideration for the Company allotting and issuing to Merback 100,000 common shares (the "Shares") in the capital of the Company;


NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the covenants and agreements set out herein, the parties hereto covenant and agree as follows:


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1. ALLOTMENT AND ISSUANCE OF SHARES

1.1 The Company will allot and issue to Merback, or to another nominee as directed by Merback, the Shares as full and final payment of the Services and Merback will accept the Shares as full and final payment of the Services. The Shares will be issued within ten (10) days of the execution of this Agreement and will be delivered to Merback. Merback will pay any tax liability accruing to him as a result of the issuance of the Shares.

1.2 The Company hereby agrees to take the necessary steps to register (the "Registration"), as soon as reasonably practicable after the issuance of the Shares, the Shares with the Securities and Exchange Commission (the "SEC") on Form S-8 if Merback directs that the Shares be registered in his name or in the name of a nominee, if the Shares issued such nominee are eligible for registration on Form S-8. Otherwise, the Company agrees to add registration of the Shares to any other share registration that it may file with the SEC during the year.

1.3 Merback acknowledges that the Shares will be subject to a one year hold period, commencing from the date of issuance of the Shares, unless the Shares are registered with the SEC prior to the expiration of such hold period. The Shares may be subject to additional "affiliate" restrictions under U.S. securities laws.


2. CONFIDENTIAL INFORMATION

2.1 "Confidential Information" shall mean, for the purposes of this Agreement, non-public information regarding the Company, its subsidiaries, their respective businesses and management which, under the circumstances, ought reasonably to be treated as confidential.

2.2 Within ten (10) days of the execution of this Agreement, Merback shall return all originals, copies, reproductions and summaries of or relating to the Confidential Information to the Company.

2.3 Merback hereby agrees, at any time before or after the execution of this Agreement, that he has not and will not disclose any Confidential Information to third parties except as provided herein. Merback may disclose Confidential Information in accordance with judicial or other governmental order, provided that he shall give reasonable notice to the Company prior to such disclosure and shall comply with any applicable protective order or equivalent.

2.4 Merback hereby agrees, at any time after the execution of this Agreement, that he will not utilize, in anyway whatsoever, the Confidential Information.


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3. RESIGNATION, REMUNERATION AND TERMINATION OF STOCK OPTIONS

3.1 Merback agrees to resign, effective June 4, 1999, from his position as a director of the Company.

3.2 Upon Registration of the Shares, Merback agrees to immediately resign from all other positions held by him with the Company and its subsidiaries (the "Resignations").

3.3 Merback acknowledges and agrees that all remuneration and compensation payable to him by the Company and its subsidiaries will be suspended immediately upon issuance of the Shares.

3.4 Merback acknowledges and consents to the immediate cancellation of any and all incentive stock options (the "Options") he may hold in the capital of any of the Company or its subsidiaries.

3.5 Merback hereby appoints the President of the Company as his attorney with power to execute any and all Resignations, upon the Registration, any documents regarding cancellation of the Options and any other documents necessary to give effect to this Agreement.


4. RELEASE OF THE COMPANY

4.1 Merback hereby agrees that, upon delivery to him of the Shares by the Company in accordance with the provisions of this Agreement, all claims in connection with the Services will be fully satisfied and extinguished and Merback will remise, release and forever discharge the Company, its subsidiaries and any of their respective directors, officers and employees from any and all manner of actions, causes of action, suits, debts, sums of money, due accounts, dues, bonds, covenants, contracts, claims, demands, damages, costs, expenses and any and all legal obligations of any and every kind and nature whatsoever, at law or in equity or under any statute, whether known or unknown, suspected or unsuspected and which Merback had or may now have or which he hereafter may have for or by reason of any matter, cause or thing and, in particular, but without limitation, for or by reason of any matter, cause or thing which has been or may be sustained in consequence of Merback's relationship with the Company and its subsidiaries as a director, officer, consultant, agent, employee or shareholder or pursuant to the Management Agreement.

4.2 Merback acknowledges that in making this Agreement he has been advised and has had an opportunity to obtain independent legal advice, he has exercised his own independent judgment and he has not been influenced to any extent whatsoever by any representations, statements or conduct of any description whatever on the part of any other parties to this Agreement.

4.3 The Company will continue to provide directors and officers liability insurance for Merback, for the period for which he was a director of the Company and Smartire USA Inc., for a minimum of five years.


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5. GENERAL

5.1 Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

5.2 This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors, and assigns.

5.3 The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

5.4 This Agreement will be governed by and construed in accordance with the law of British Columbia.

5.5 Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Canada and the United States, the notice to the addresses set forth on the first page of this agreement (or to such other address or facsimile number as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

5.6 Time is of the essence of this Agreement.

5.7 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

5.8 The provisions herein contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether written or verbal, between the parties with respect to the subject matter of this Agreement.

5.9 In this Agreement, wherever the singular or masculine is used the same will be deemed to include the plural, feminine or body politic or corporate and also the successors and assigns of the parties hereto and each of them where the context of the parties so require.


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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


SMARTIRE SYSTEMS INC.

Per:  /s/ ROBERT RUDMAN
     ---------------------------
     Authorized Signatory


EXECUTED by JOSEPH MERBACK in the presence of:   )
                                                 )
--------------------------------------           )
Signature                                        )
                                                 )
WILLIAM A. PAGE                                  )
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Print Name                                       )    /s/ JOSEPH MERBACK
                                                 )    --------------------------
31 EATON PLACE                                   )    JOSEPH MERBACK
LONDON SWIX 8BP ENGLAND                          )
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Address                                          )
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                                                 )
BUSINESSMAN                                      )
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Occupation                                       )